EXHIBIT 23.1

CONSENT OF MOHLER, NIXON & WILLIAMS, ACCOUNTANCY CORPORATION, INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-84638) of Lam Research Corporation of our report dated May 17, 2004, with respect to the financial statements and schedule of the Savings Plus Plan, Lam Research 401(k) included in this Annual Report on Form 11-K.

/s/ MOHLER, NIXON & WILLIAMS
MOHLER, NIXON & WILLIAMS
Accountancy Corporation

Campbell, California
June 10, 2004